Exhibit 1.1

EXECUTION COPY

2,200,000 Shares of Common Stock

Inspire Pharmaceuticals, Inc.

UNDERWRITING AGREEMENT

November 10, 2004

DEUTSCHE BANK SECURITIES INC.

60 Wall Street New York,

New York 10005

Ladies and Gentlemen:

Inspire Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Deutsche Bank Securities Inc. (the “Underwriter”) an aggregate of 2,200,000 shares (the “Firm Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriter, up to an additional 330,000 shares (the “Additional Shares”) of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriter are referred to herein as the “Shares.” The Shares are more fully described in the Prospectus referred to below.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) The Company’s registration statement on Form S-3 (File No. 333-114517), including the base prospectus relating to shares of Common Stock to be offered from time to time by the Company: (i) was prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the Rules and Regulations (the “Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) was filed with the Commission on April 16, 2004 and (iii) was declared effective by the Commission on July 7, 2004. The Company has at all times relevant to the offering of the Shares contemplated hereby complied with the conditions for the use of Form S-3 and is eligible to use Form S-3. Such registration statement, which is herein referred to as the “Registration Statement,” is effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company will file with the Commission pursuant to Rule 424(b) a final supplement to such base prospectus relating to the Shares and the offering thereof in conformity with the requirements of the Act and the Regulations. “Base Prospectus” means the prospectus included in the Registration Statement at the time it became effective under the Act. “Prospectus” means the Base Prospectus together with the final prospectus supplement relating to the Shares first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Base Prospectus or any Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of the Registration Statement or the date of such Base Prospectus or Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or any Prospectus shall be deemed to refer to and include any document (x) filed under the Exchange Act after the effective date of the Registration Statement, or the date of such Base Prospectus or any Prospectus, as the case may be, and prior to the termination of the offering of the Shares by you, and (y) deemed to be incorporated therein by reference. Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement or suspending the registration or qualification of the Shares, nor, to the Company’s knowledge, has any of such authorities instituted or threatened to institute any proceedings with respect to a stop order.

(b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement on or before the Closing Date or any Additional Closing Date hereunder (as hereinafter respectively defined), when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto (including any prospectus wrapper) complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus, at the time filed with the Commission complied, or, as applicable, will comply in all material respects with the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder. No representation or warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter as herein stated expressly for use in connection with the preparation thereof.

(c) PricewaterhouseCoopers LLP, who have certified the annual financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus, are a registered independent public accounting firm as required by the Act and the Regulations.

(d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus there has been no material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company (a “Material Adverse Change”), whether or not arising from transactions in the ordinary course of business.

Since the date of the latest balance sheet included or incorporated by reference in the Prospectus; (i) the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations that are reflected in the Registration Statement or the Prospectus or incurred in the ordinary course of business consistent in type with past practice; (ii) the Company has not purchased any of the Company’s outstanding capital stock, and the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business.

(e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as rights to indemnity may be limited by federal or state securities laws relating thereto and except as enforcement: (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights and remedies generally; (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and (iii) is subject to the effect of public policy considerations or court decisions which may limit rights to obtain indemnification.

(f) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, agreement, instrument, franchise, license or permit to which the Company is a party or by which it or any of its properties or assets may be bound, except where such conflict, breach, default, lien, charge or encumbrance would not be reasonably likely to have a material adverse effect (considered individually or when aggregated with other such instances) on the business, prospects (as of the date of this Agreement), properties, operations, condition (financial or other), or results of operations of the Company (a “Material Adverse Effect”) or (ii) violate or conflict with any provision of the amended and restated certificate of incorporation or the amended and restated by-laws of the Company or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or foreign equivalents of such regulations or statutes, where applicable, in connection with the purchase and distribution of the Shares by the Underwriter.

(g) Upon the sale of the Firm Shares on the Closing Date, the only shares of capital stock of the Company issued and outstanding (other than the Shares) will be 38,958,349 shares of Common Stock, assuming that between September 30, 2004 and the Closing Date no shares of Common Stock are issued upon the exercise of outstanding options and warrants. All of the issued and outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, and none of such shares was issued in violation of or is subject to any preemptive or similar rights. The Shares have been duly and validly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive or similar rights. The Company had, at September 30, 2004, an authorized and outstanding capitalization as set forth in the Prospectus. The authorized capital stock of the Company, including the Firm Shares and the Additional Shares, conforms to the description thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus and except with respect to the issuance of options under the Company’s stock option plan, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options and warrants relating to the Common Stock have been duly authorized and validly issued and conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

(h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the character and location of its properties (owned, leased or licensed) or nature or conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite power and authority and, except where such failure would not have a Material Adverse Effect, all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, “Governmental Licenses”) of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and each such Governmental License is valid and in full force and effect. No such Governmental License contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus, and the Company has not received any notice of proceedings to the revocation of any such Governmental Licenses. The Company is in compliance with all applicable laws, orders, rules, regulations, ordinances and directives, except where the failure to be in compliance could not have a Material Adverse Effect. The Company does not have any subsidiaries as defined in Rule 405 of the Regulations. Except as disclosed in the Registration Statement or the Prospectus, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Company does not have any subsidiaries.

(i) The Company is not in violation of any provision of its amended and restated certificate of incorporation or of its amended and restated by-laws or in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both, would constitute a breach of, or default under), except where such breach or default would not have a Material Adverse Effect, any provision of any agreement, instrument, franchise, lease, license or permit to which the Company is a party or by which any of its properties or assets may be bound or affected or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets.

(j) There is no litigation, arbitration, proceeding, investigation or claim to which the Company is a party or to which any property or assets of the Company are subject which is pending or, to the knowledge of the Company, threatened or contemplated against the Company which might result in any Material Adverse Effect or any development involving a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

(k) Neither the Company nor, to the knowledge of the Company, any of its directors, officers or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares or a violation of Regulation M under the Exchange Act. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Shares on The Nasdaq Stock Market in accordance with Regulation M under the Exchange Act.

(l) The financial statements, including the notes thereto, and supporting schedules incorporated by reference in the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements incorporated by reference in the Prospectus.

(m) Except as described in the Registration Statement and the Prospectus and except for rights that have been effectively waived in writing (complete and accurate copies of which have been provided to the Underwriter prior to the date of this Agreement), which waivers are in full force and effect, (i) no holder of securities of the Company has any rights to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement or otherwise, in connection with the sale of the Shares contemplated hereby or otherwise and (ii) no holder of securities of the Company has preemptive rights or other rights to purchase any of the Shares.

(n) The Company is not, and upon consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus will not be, an “investment company” or a person “controlled” by an “investment company” under the Investment Company Act of 1940.

(o) The Common Stock of the Company, including the Shares, have been approved for quotation on the National Association of Securities Dealers Automated Quotation National Market System.

(p) The Company owns or possesses valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary information) with respect to those product candidates in clinical development as described in the Registration Statement and the Prospectus (collectively, “Intellectual Property”) free and clear of all liens, claims and encumbrances, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect. Other than as described or referred to in the Registration Statement or the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that could preclude the Company from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or (if the Intellectual Property is licensed), to the knowledge of the Company, the licensor thereof in any Intellectual Property owned or licensed to the Company; (iii) neither the Company nor (if the Intellectual Property is licensed), to the knowledge of the Company, the licensor thereof has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) there is no dispute between the Company and any licensor with respect to any Intellectual Property. The Company has taken all reasonable steps to protect, maintain and safeguard the Intellectual Property for which improper or unauthorized disclosure would impair its value or validity. True and correct copies of all material licenses and other agreements between the Company and any third party relating to the Intellectual Property, and all material amendments and supplements thereto, have been provided to the Underwriter or to counsel for the Underwriter, or are otherwise publicly available.

(q) The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO. The Company is not aware of any information not called to the attention of the PTO which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information which would preclude the Company from having clear title to any Company Patent Applications that pertain to product candidates in clinical development and the one product candidate in preclinical development that are described in the Registration Statement and the Prospectus.

(r) The Company has timely filed all material federal, material state, material local and material foreign income and franchise tax returns and reports required to be filed and has paid all taxes shown thereon and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith in any material amount, and there is no tax deficiency that has been or, to the Company’s knowledge, might be asserted or threatened against the Company that might have a Material Adverse Effect; and all material tax liabilities are adequately provided for on the books of the Company.

(s) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts (i) generally deemed adequate for its business and, to the knowledge of the Company, not inconsistent with insurance coverage maintained by similar companies in similar businesses and (ii) required under any of the Company’s agreements, licenses or other contracts, all of which insurance is in full force and effect; the Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or to obtain similar insurance with similar insurers adequate and customary for its business and sufficient to satisfy any requirements of its contracts at a cost that would not have a Material Adverse Effect.

(t) Except where it would not have a Material Adverse Effect: (i) the Company is in compliance with all applicable federal, state, local or foreign laws, regulations, rules, ordinances, orders or directives relating to pollution or (in connection therewith) protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) to the Company’s knowledge, no material expenditures are or will be required to comply with the Environmental Laws, and the Company holds all permits, licenses and approvals required to conduct its business thereunder and is in compliance with all terms and conditions of any such permit, license or approval; (iii) to the Company’s knowledge, all properties and assets leased or owned, including, without limitation, all structures, contents, soil, subsoil and groundwater, do not contain Hazardous Materials; and (iv) to the Company’s knowledge, the Company has no liability or obligation, whether to any governmental authority or to any other person or entity, for damages, claims, penalties, forfeitures or otherwise, as a consequence of the generation, transportation or disposal of any Hazardous Materials or otherwise under the Environmental Laws.

(u) As of the date of this Agreement and except as necessary to conduct the business or as described in the Registration Statement and the Prospectus, the Company is not required to file or obtain any registration, application, license, request for exemption, permit or other regulatory authorization with the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign regulatory body in order to conduct its business as described in the Registration Statement and Prospectus.

(v) The human clinical trials, animal studies and other preclinical tests conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus (the “Company Studies”) have been conducted, to the knowledge of the Company, in accordance with experimental protocols, procedures and controls generally used by qualified experts in preclinical or clinical trials; the descriptions of the results of such Company Studies contained in the Registration Statement and Prospectus fairly present such results; and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statement and Prospectus, except as disclosed by the Company in any filing made prior to the date hereof under the Act or the Exchange Act.

(w) The Company has good and marketable title to all properties (real and personal) owned by the Company, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all properties held under lease or license by the Company are held under valid, existing and enforceable leases or licenses.

(x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general and specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification were complete and correct as of the date of such statements; the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act); and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations issued thereunder by the Commission.

(y) To the Company’s knowledge, no labor dispute with the employees of the Company is pending or is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, collaborative or strategic partners, manufacturers or contractors that could result in any Material Adverse Effect.

(z) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company for employees or former employees of the Company has been maintained in compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan that could result in liability to the Company, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency,” as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(aa) The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agree with the sources from which they were derived.

(bb) There are no contracts, licenses, agreements or other documents which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement or the documents incorporated therein by reference by the Act or by the Regulations which have not been described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement or the documents incorporated therein by reference.

(cc) No relationship, direct or indirect, exists between or among the Company or, to the knowledge of the Company, any of its affiliates on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.

(dd) Each material agreement and material license to which the Company is bound is legal, valid, binding and enforceable in accordance with its terms and in full force and effect against the Company, and to the knowledge of the Company, each other party thereto. Neither the Company nor, to the Company’s knowledge, any other party is in material breach with respect to any such material agreement or material license, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach, or permit termination, modification, or acceleration, under any such material agreement or material license. To the Company’s knowledge, no party has repudiated any material provision of any such material agreement or material license.

2. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at a purchase price per share of $16.80, the Firm Shares.

(b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price at which the Shares will be initially offered to the public, or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the “Closing Date”). Payment shall be made to the Company by wire transfer of immediately available funds, against delivery to the Underwriter of certificate(s) for the Firm Shares to be purchased by the Underwriter. Such payment and delivery are to be made through the facilities of The Depositary Trust Company, New York, New York on the Closing Date. As used herein, the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

(c) In addition, the Company hereby grants to the Underwriter the option to purchase up to 330,000 Additional Shares at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriter. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised.

(d) Payment of the purchase price for the Additional Shares shall be made by wire transfer of immediately available funds at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, or such other place as shall be agreed upon by you and the Company, upon delivery of the certificate(s) for the Additional Shares to you. Such payment and delivery are to be made through the facilities of The Depositary Trust Company, New York, New York on the Additional Closing Date.

3. Offering.

Upon your authorization of the release of the Firm Shares, the Underwriter proposes to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

4. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

(a) The Company will file the Prospectus pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing.

On or before the Closing Date or any Additional Closing Date hereunder, the Company will notify you as soon as reasonably practicable (and, if requested by you, will confirm such notice in writing) (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement, the Prospectus or any documents incorporated by reference therein or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor and (v) of the receipt of any comments from the Commission relating to the Registration Statement. If the Commission shall propose or enter a stop order at any time, the

Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. On or before the Closing Date or any Additional Closing Date hereunder, the Company will not file any amendment to the Registration Statement, make any filing under Rule 462(b) of the Regulations or file any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement of which the Underwriter (or its representative or agent) shall not previously have been advised and timely furnished with a copy in advance of filing or to which you shall reasonably object in writing after being timely furnished in advance a copy thereof or which is not in compliance with the Regulations.

(b) The Company will comply with the Act and the Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c) The Company will maintain in the Company’s files manually signed copies of the Registration Statement for at least five years from the date of filing. The Company will promptly deliver to the Underwriter such number of copies of the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act.

(d) The Company will endeavor in good faith, in cooperation with you to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process. The Company will promptly advise you of the receipt by the Company of any notification with respect to suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and will use every reasonable effort to obtain the withdrawal of any order of suspension as soon as possible.

(e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(f) During the period commencing on the date of the Prospectus and ending 90 days thereafter, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, file a registration statement for shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock (except a registration statement on Form S-8, or amendments thereto, with respect to shares of Common Stock to be issued under the Company’s Amended and Restated 1995 Stock Plan, as amended, which shall be permitted) or issue, sell, offer or agree to sell, grant any option, warrant or other right to purchase or otherwise sell or dispose of (or announce any offer of sale, contract of sale, sale, grant of any option, warrant or other right to purchase or other sale or disposition of Common Stock), pledge, make any short sale or maintain any short position, establish or maintain a “put equivalent position” (within the meaning of Rule 16-a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company, except for: (A) the grant by the Company of options for shares of Common Stock or restricted shares under the Amended and Restated 1995 Stock Plan, as amended, (B) the issuance by the Company of shares of Common Stock pursuant to the exercise of warrants outstanding on the date hereof, (C) the issuance by the Company of shares of Common Stock pursuant to the exercise of options outstanding under the Amended and Restated 1995 Stock Plan, as amended, as in effect on the date hereof, and (D) the issuance of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) issued to consultants or in connection with strategic alliances or joint ventures entered into by the Company after the date hereof, provided that, each such consultant, strategic partner or joint venture partner issued a security delivers (or has delivered) to the Underwriter its agreement not to engage in any of the aforesaid transactions on its own behalf during such 90-day period.

(g) The Company will apply the proceeds from the sale of the Shares as set forth under “Use of Proceeds” in the Prospectus.

(h) The Company will use its best efforts to cause the Shares to be included in the National Association of Securities Dealers Automated Quotation National Market System and to maintain such quotation so long as any of the Shares are outstanding.

(i) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

(j) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company’s accountants and counsel), the underwriting documents (including this Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriter in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws or regulations, including the costs of printing and mailing a preliminary and final “Blue Sky Survey” and the fees of counsel for the Underwriter and such counsel’s disbursements in relation thereto, (iv) quotation of the Shares on the National Association of Securities Dealers Automated Quotation National Market System, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar for the Shares. It is understood, however, that except as provided in this Section 5, Sections 7, 8 and 10, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel.

6. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Willkie Farr & Gallagher LLP (“Underwriter’s Counsel”) pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a) The Registration Statement shall have become effective and all necessary approvals of the National Association of Securities Dealers Automated Quotation National Market System shall have been received, not later than 5:30 P.M. New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b) At the Closing Date you shall have received the opinion of Reed Smith LLP, counsel for the Company, dated the date of such Closing Date addressed to you and in form and substance satisfactory to Underwriter’s Counsel, to the effect that:

(i) The Company is duly organized and validly existing as a corporation under the laws of the State of Delaware and is in good standing so far as the records of the Secretary of State of the State of Delaware show. The Company was authorized to transact business in the State of North Carolina by issuance of a certificate of authority on March 8, 1995 and the Company’s certificate of authority was not suspended for failure to comply with the Revenue Act of the State of North Carolina. The Company is duly qualified to do business under the laws of the Commonwealth of Pennsylvania and remains a subsisting corporation so far as the records of the Commonwealth of Pennsylvania Department of State show. The Company has all requisite corporate authority to own, lease and license its respective properties and conduct its business as described in the Registration Statement and the Prospectus.

(ii) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus. All shares of capital stock outstanding prior to the issuance of the Shares are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights under (A) the laws of the State of Delaware, (B) the Company’s Certificate of Incorporation and (C) to the knowledge of such counsel, any agreement to which the Company is a party. To such counsel’s knowledge, except as disclosed in the Registration Statement and Prospectus and except with respect to the issuance of options subsequent to September 30, 2004, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. To such counsel’s knowledge, all outstanding stock options and warrants relating to the Common Stock have been duly authorized and validly issued.

The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company to the Underwriter against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or similar rights. The Common Stock, the Firm Shares and the Additional Shares conform to the description thereof contained or incorporated by reference in the Registration Statement and the Prospectus.

(iii) The Shares have been approved (upon issuance as contemplated by this Agreement) for quotation in the National Association of Securities Dealers Automated Quotation System National Market System.

(iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(v) Such counsel does not know of any litigation, arbitration, proceeding, investigation or claim to which the Company is a party or to which any property or assets of the Company are subject that is pending or threatened against the Company and that is of a character required to be disclosed in the Registration Statement and the Prospectus but that has not been properly disclosed therein or of any statute, regulation, contract, license, agreement or other document that is required to be described in the Registration Statement and the Prospectus or required to be filed as an exhibit to the Registration Statement or the documents incorporated therein by reference but that has not been described or filed as required.

(vi) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriter the Shares to be issued and sold by it thereunder. The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not (A) conflict in any material respect with, or result in a material breach of, any of the terms and provisions of, or constitute a material default (or an event that with notice or lapse of time, or both, would constitute a material default) under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, agreement, instrument, franchise, lease, license or permit known to such counsel to which the Company is a party or by which it or its properties or assets may be bound or (B) contravene in any material respect any provision of applicable law, violate or conflict with any provision of the amended and restated certificate of incorporation or the by-laws of the Company or, to the knowledge of such counsel, any judgment, decree or order, or any statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereby, except for (1) such as may be required under state securities or Blue Sky laws or regulations (or foreign securities laws or regulations, if applicable) in connection with the purchase and distribution of the Shares by the Underwriter (as to which such counsel need express no opinion) and (2) such as have been made or obtained.

(vii) The Registration Statement and the Prospectus and the documents incorporated by reference therein and any amendments thereof or supplements thereto (other than the financial statements and notes and schedules thereto and other financial accounting and other statistical data contained therein or derived therefrom, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

(viii) The statements in the Registration Statement and the Prospectus under the caption “Risk Factors — Future sales by stockholders into the public market may cause our stock price to decline” and the statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “10-K”) under the caption “Business - Governmental Regulation” insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and accurately present such matters and conclusions to the extent material to an understanding of the Company’s business taken as a whole.

(ix) The statements in the 10-K under the caption “Business - Description of Capital Stock” insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and accurately present such matters and conclusions.

(x) The Company is not, and upon consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus will not be, an “investment company” or a person “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xi) The Registration Statement is effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission. All filings required by Rule 424(a) and Rule 424(b) of the Regulations have been made.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with certain officers and representatives of the Company, the registered independent public accountants for the Company, the Underwriter and the Underwriter’s Counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and no facts have come to the attention of such counsel that would lead such counsel to believe that either the Registration Statement at the time it became effective, or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the notes and schedules thereto and other financial accounting or statistical data contained therein or derived therefrom).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriter’s Counsel) of other counsel reasonably acceptable to Underwriter’s Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriter’s Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

(c) At the Closing Date, you shall have received the opinion of Howrey Simon Arnold & White, LLP, patent counsel for the Company, dated the Closing Date addressed to you and in the form previously agreed with Underwriter’s Counsel and set forth in Exhibit A hereto.

(d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriter’s Counsel, and the Underwriter shall have received from said Underwriter’s Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriter’s Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are true and correct, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or material interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Change, or any development involving a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus.

(f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriter and in form and substance satisfactory to you, stating that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations; (ii) in their opinion, the audited financial statements and schedules of the Company incorporated by reference in the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of a reading of the latest unaudited financial statements made available by the Company; their limited review, in accordance with the standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the nine-month period ended September 30, 2004, and as at September 30, 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and board of directors of the Company and the audit committee of such board; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that any unaudited financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Prospectus; (iv) on the basis of procedures consisting of a reading of the latest available unaudited interim financial statements of the Company and of the latest available unaudited monthly financial statements of the Company (which, in the case of the letter delivered on the Closing Date, shall be at least as of September 30, 2004), a reading of the minutes of meetings and consents of the stockholders and board of directors of the Company and the audit committee of such board subsequent to September 30, 2004, inquiries of officers of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to September 30, 2004 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter (provided that the letter delivered on the Closing Date shall use a “cut-off” date not earlier than the date hereof), nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to September 30, 2004 there were, as of the date of the most recent available monthly financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter (provided that the letter delivered on the Closing Date shall use a “cut-off” date not earlier than the date hereof), any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders’ equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (B) that during the period from October 1, 2004 to the date of the most recent available monthly financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter (provided that the letter delivered on the Closing Date shall use a “cut-off” date not earlier than the date hereof), there was any decrease, as compared with the corresponding period in the prior fiscal year, in revenues, or increase in net loss, except for decreases or increases, as the case may be, which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (v) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company incorporated by reference in the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

(g) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

(h) At the Closing Date, the Shares shall have been quoted on the National Association of Securities Dealers Automated Quotation National Market System.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriter’s Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriter’s Counsel, all obligations of the Underwriter hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriter to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, facsimile, telex or telegraph, confirmed in writing.

7. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed, or any amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

(b) The Underwriter agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed, or any filed amendment thereof, or the Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount and commission applicable to the Shares purchased by the Underwriter hereunder. This indemnity will be in addition to any liability which the Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the third, ninth and tenth through fourteenth paragraphs and the name of the Underwriter and the number of shares to be purchased by such Underwriter in the first paragraph under the caption “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, as originally filed, or any filed amendment thereof, or the Prospectus, or any amendment thereof or supplement thereto, as the case may be.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, except to the extent (but only to the extent) such failure prejudices the rights of such indemnifying party). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received proper notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriter, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount and commission applicable to the Shares purchased by the Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

9. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriter and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity, agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriter. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 10(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 hereof.

10. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the execution of this Agreement.

(b) This Agreement may be terminated by you by notice to the Company at any time prior to the Closing Date or any Additional Closing Date (if different from the Closing Date and then only as to Additional Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion has or may have a Material Adverse Effect, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Common Stock by the Nasdaq National Market, the Commission or any other governmental authority or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

(c) Any notice of termination pursuant to this Section 10 shall be by telephone, facsimile, telex, or telegraph, confirmed in writing by letter.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 10(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of its counsel) incurred by the Underwriter in connection herewith.

11. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered, sent by facsimile, telex or telegraph and confirmed in writing, to such Underwriter c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Equity Syndicate; facsimile number (212) 797-9344; if sent to the Company, shall be mailed, delivered, sent by facsimile, telex or telegraph and confirmed in writing to the Company, 4222 Emperor Boulevard, Suite 470, Durham, NC 27703-8466, Attention: Christy L. Shaffer, Ph.D., Chief Executive Officer; facsimile number (919) 941-0447.

12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from the Underwriter.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

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If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ Christy L. Shaffer
Name:	Christy L. Shaffer, Ph.D.
Title:	Chief Executive Officer

Accepted as of the date first above written

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Lee Stettner
Name:	Lee Stettner
Title:	Managing Director

By:	/s/ Bradley S. Miller
Name:	Bradley S. Miller
Title:	Director